AMENDMENT NO. 2 TO THE
AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of _____, 2010

AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) among Chemtura Corporation, a Delaware corporation (the “Borrower”), the guarantors party thereto (the “Guarantors”), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)           The Borrower, the Guarantors, the Lenders and the Administrative Agent have entered into the Amended and Restated Senior Secured Superpriority Debtor-in-Possession Credit Agreement dated as of February 3, 2010 (as heretofore amended or otherwise modified, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement.  The Lenders party hereto are, on the terms and conditions stated below, willing to grant the request of the Borrower.

SECTION 1. Amendments to the Credit Agreement The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the applicable conditions precedent set forth in Section 2 of this Amendment, hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical position:

“Approved Exit Financing Transactions” means, collectively, the transactions approved by the Bankruptcy Court pursuant to the Exit Financing Approval Motion, including but not limited to:  (i) the entry into a purchase agreement and engagement letter and fee letters with respect to a $750 million Prefunded Exit Financing for the Borrower or the Exit Financing SPV; (ii) the entry into a commitment letter and fee letters with respect to an asset based revolving credit facility of up to $275 million in initial principal amount, the initial extensions of credit under which shall occur no sooner than the effective date of a Reorganization Plan; (iii) the execution of definitive documentation with respect to the financings described in clauses (i) and (ii); (iv) escrow arrangements of the Borrower or the Exit Financing SPV, as applicable, with respect to the Escrowed Amounts; and (v) the incurrence and payment of fees, discount, expenses and indemnity obligations described in the Exit Financing Approval Motion.

“Escrowed Amounts” has the meaning specified in the definition of “Prefunded Exit Financing”.

“Exit Financing Approval Motion” means “Debtors’ Motion for Entry of an Order Authorizing the Debtors to (A) Enter Into Certain Agreements in Connection with Anticipated Exit Financing; (B) Incur and Pay Related Fees, Indemnities and Expenses; (C) Enter into an Amendment to Their Amended and Restated Credit Agreement in Connection Therewith”, filed with the Bankruptcy Court on July [28], 2010, as amended, supplemented or otherwise modified, in each case in a manner that is not adverse in any material respect to the interests of the Lenders.

“Exit Financing SPV” means a wholly owned, special purpose Subsidiary of the Borrower that may be formed for the purpose of issuing Prefunded Exit Financing.

“Prefunded Exit Financing” means notes and/or term loans of the Borrower or the Exit Financing SPV, as applicable, the proceeds of which (together with amounts sufficient to pay accrued interest thereon through the date of release of the escrow holding such proceeds, prepayment premium applicable to such notes (if any) and certain fees and expenses payable in respect thereof approved as part of the Approved Exit Financing Transactions (or otherwise approved by the Bankruptcy Court))(such proceeds and amounts, collectively, the “Escrowed Amounts”) are funded into escrow in one or more escrow accounts and will be released (i) to the Borrower upon the effective date of a Reorganization Plan and the satisfaction of certain other conditions precedent (including, among other things, the repayment and/or refinancing in full of all funded Obligations of the Loan Parties under the Loan Documents) or (ii) to pay principal, accrued interest and other amounts owed with respect to such Prefunded Exit Financing that are approved as part of the Approved Exit Financing Transactions (or otherwise approved by the Bankruptcy Court), with any excess being released to the Borrower or the Exit Financing SPV, as applicable.

(b)  Section 1.01 of the Credit Agreement is hereby further amended by adding the following sentence at the end of the definition of “Debt”:

“For the avoidance of doubt, Debt shall not include any obligations of the Borrower or any Exit Financing SPV with respect to Prefunded Exit Financing and amounts placed in escrow pursuant to Section 5.02(a)(xii).”

(c)   Section 1.01 of the Credit Agreement is hereby further amended by adding the following sentence at the end of the definition of “DIP Budget”:

“For the avoidance of doubt, the DIP Budget (and cash flow measured against the DIP Budget for purposes of determining compliance under Section 5.04(c)) shall not include any funding of, or repayment, prepayment, return or release of amounts placed in, the escrow accounts permitted pursuant to Section 5.02(a)(xii).”

(d)   Section 5.02(a) of the Credit Agreement is hereby amended by deleting “and” immediately prior to clause (xi) therein and adding immediately prior to the “.” at the end of such clause (xi) the following new clause (xii):

“; and (xii) Liens consisting of escrow arrangements (including Liens in the rights under the related escrow agreements) of the Borrower or the Exit Financing SPV, as applicable, with respect to the Escrowed Amounts (it being understood and agreed that escrow accounts containing solely the Escrowed Amounts shall be excluded from any of the requirements of Section 5.01(j) or 5.01(k), shall not be counted against any of the dollar limits contained in such Sections, shall not be Collateral and shall be deemed not included in the estates of the Loan Parties and their affiliates)”.

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(e)    Section 5.02(f) of the Credit Agreement is hereby amended by deleting “or” immediately prior to clause (vi) therein and adding immediately prior to the “.” at the end of such clause (vi) the following new clause (vii):

“; or (vii) if Exit Financing SPV is formed and issues or incurs Prefunded Exit Financing, the funding of amounts into escrow arrangements permitted pursuant to Section 5.02(a)(xii) and the release of such amounts from such escrow arrangements as described in the definition of Prefunded Exit Financing”.

(f)    Section 5.02(g) of the Credit Agreement is hereby amended by deleting “and” immediately prior to clause (xvii) therein and adding immediately prior to the “.” at the end of such clause (xvii) the following new clause (xviii):

“and (xviii) if Exit Financing SPV is formed and issues or incurs Prefunded Exit Financing, the funding of amounts into escrow arrangements permitted pursuant to Section 5.02(a)(xii)”.

(g)   Section 5.02(o) of the Credit Agreement is hereby amended by deleting “and” immediately prior to clause (I) therein and adding immediately prior to the “.” at the end of such clause (I) the following new clause (J):

“; and (J) the definitive agreements entered into with respect to Prefunded Exit Financing and the escrow arrangements permitted pursuant to Section 5.02(a)(xii), so long as the prohibitions and conditions imposed under such agreements are effective (prior to the effective date of a Reorganization Plan) solely with respect to amounts funded into the escrow arrangements permitted pursuant to Section 5.02(a)(xii)”.

(h)   Section 6.01 of the Credit Agreement is hereby further amended by adding the following new paragraph immediately following the end of Section 6.01:

“Notwithstanding anything to the contrary contained in Section 6.01(p) or (q), the Borrower and its Subsidiaries may (i) consummate the Approved Exit Financing Transactions, and (ii) may fund amounts into escrow pursuant to Section 5.02(a)(xii) (and grant the Liens permitted pursuant to such Section) and may release or permit the release of such amounts (x) to the Borrower upon the effective date of a Reorganization Plan and the satisfaction of certain other conditions precedent (including, among other things, the repayment and/or refinancing in full of all funded Obligations of the Loan Parties under the Loan Documents) or (y) to pay principal, accrued interest and other amounts owed with respect to such Prefunded Exit Financing that are approved as part of the Approved Exit Financing Transactions (or otherwise approved by the Bankruptcy Court), with any excess being released to the Borrower or the Exit Financing SPV, as applicable.”

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(i)   Section 9.01 of the Credit Agreement is hereby amended by adding the following text immediately prior to the “.” at the end of such Section 9.01:

“, and provided further, the Collateral shall not include any rights or interests of any Grantor in the escrow accounts (or the amounts therein) or the escrow agreements maintained pursuant to Section 5.02(a)(xii)”.

SECTION 2.   Conditions to Effectiveness.   This Amendment shall become effective as of the date first above written (the “Effective Date”) when, and only when (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, each Guarantor and the Required Lenders or, as to any such Required Lenders, advice satisfactory to the Administrative Agent that such Required Lender has executed this Amendment, (ii) on the Effective Date, the representations and warranties set forth in Section 3 shall be true and (iii) the Bankruptcy Court shall have approved the terms of this Amendment.

(b)  This Amendment is subject to the provisions of Section 10.01 of the Credit Agreement.

SECTION 3.   Representations and Warranties.  Each Loan Party represents and warrants as follows:

(a)  the representations and warranties contained in each Loan Document are true and correct in all material respects (provided that each representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects) on and as of the Effective Date, immediately before and immediately after giving effect to this Amendment, as though made on and as of the Effective Date, other than any such representations or warranties that, by their terms, refer to a specific date, in which case such representations or warranties were true and correct in all material respects (provided that each such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language was true and correct in all respects) as of such specific date; and

(b)  on the Effective Date, immediately before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 4.  Reference to and Effect on the Credit Agreement and the Loan Documents(a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as further amended by this Amendment.

(b)   The Credit Agreement (including, without limitation, the Guaranty of each Guarantor set forth therein), the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)   The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

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SECTION 5.    Costs and Expenses. The Borrower agrees to pay within 10 Business Days of demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 6.    Execution in Counterparts This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.   Governing Law This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHEMTURA CORPORATION

By:
Name:
Title:

A & M CLEANING PRODUCTS, LLC
AQUA CLEAR INDUSTRIES, LLC
ASCK, INC.
ASEPSIS, INC.
BIOLAB TEXTILE ADDITIVES, LLC
BIO-LAB, INC.
CNK CHEMICAL REALTY CORPORATION
CROMPTON COLORS INCORPORATED
CROMPTON HOLDING CORPORATION
CROMPTON MONOCHEM, INC.
GREAT LAKES CHEMICAL CORPORATION
GREAT LAKES CHEMICAL GLOBAL, INC.
GT SEED TREATMENT, INC.
HOMECARE LABS, INC.
ISCI, INC.
LAUREL INDUSTRIES HOLDINGS, INC.
KEM MANUFACTURING CORPORATION
MONOCHEM, INC.
NAUGATUCK TREATMENT COMPANY
RECREATIONAL WATER PRODUCTS, INC.
UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)
WEBER CITY ROAD LLC
WRL OF INDIANA, INC.

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CHEMTURA CORPORATION, THE GUARANTORS PARTY THERETO, THE VARIOUS LENDERS PARTY THERETO AND CITIBANK. N.A., AS ADMINISTRATIVE AGENT

BIOLAB COMPANY STORE, LLC

By:
Name:
Title:

BIOLAB FRANCHISE COMPANY, LLC

By:
Name:
Title:

GLCC LAUREL, LLC

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CHEMTURA CORPORATION, THE GUARANTORS PARTY THERETO, THE VARIOUS LENDERS PARTY THERETO AND CITIBANK. N.A., AS ADMINISTRATIVE AGENT

Accepted and agreed:

CITIBANK, N.A.,
as Administrative Agent and as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CHEMTURA CORPORATION, THE GUARANTORS PARTY THERETO, THE VARIOUS LENDERS PARTY THERETO AND CITIBANK. N.A., AS ADMINISTRATIVE AGENT

Accepted and agreed:

,
as a Lender

By:
Name:
Title: